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                                                                   EXHIBIT 10.16




                          INVERESK RESEARCH GROUP, INC.

                             2002 STOCK OPTION PLAN

                  Inveresk Research Group, Inc., a Delaware corporation (the "Company"), wishes to attract officers, employees and consultants to the Company and its Subsidiaries and to induce officers, employees and consultants to remain with the Company and its Subsidiaries, to encourage those persons to increase their efforts to make the Company's business more successful, whether directly or through its Subsidiaries, and to align their interests with the interests of the Company's stockholders. In connection with the transaction pursuant to which Inveresk Research Group Limited will become a wholly-owned subsidiary of the Company, the Company also wishes to issue options to holders of options to purchase capital stock of Inveresk Research Group Limited in consideration for the cancellation of the options issued by Inveresk Research Group Limited. Accordingly, the Company is providing pursuant to this Plan for grants of options to purchase shares of its common stock as set forth below.

                  1. Definitions.

                  Whenever used herein, the following terms shall have the meanings set forth below:

                  "Award Agreement" means a written agreement entered into by the Company and the Optionee of an Option, as provided in Section 4.

                  "Board" means the Board of Directors of the Company.

                  "Cause" means, with respect to any Optionee, unless otherwise provided in the Optionee's Award Agreement, conduct that is determined by the Board in good faith to fall within one or more of the following categories: (i) engaging in willful or gross misconduct or neglect in the conduct of the Optionee's employment obligations, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company or its Subsidiaries, or any affiliate thereof, (iv) fraud, misappropriation or embezzlement, (v) a material breach of the Optionee's employment agreement (if any) with the Company or its Subsidiaries or its affiliates, (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Optionee or (vii) any illegal act detrimental to the Company or its Subsidiaries or its affiliates.

                  "Change in Control" means the occurrence of any of the following:

                  (i) any "person," including a "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity, controlled by or under common control with the Company, any employee benefit plan of the Company or any such entity, and, with respect to any particular Optionee, the Optionee and any "group" (as that term is used in Section 13(d)(3) of the Exchange Act) of which the Optionee is a member), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of either
                  (A) the combined voting power of the Company's then outstanding securities or (B) the Shares then outstanding (in either such case other than as a result of an acquisition of securities directly from the Company); provided, however, that, in no event shall a Change in Control be deemed to have occurred (x) by reason of an increase in the percentage beneficial ownership of any person or group that results from a reduction in the number of outstanding Shares or (y) by reason of an increase in the beneficial ownership of a person or group of less than 5% per year or (z) by reason of any

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                  increase in the beneficial ownership of a person or group that on the date the Company first became subject to the periodic reporting obligations imposed under the Exchange Act was the beneficial owner of the Shares then outstanding; or

                  (ii) any consolidation or merger of the Company in which the stockholders of the Company immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

                  (iii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least a majority of the combined voting power of the voting securities of which are owned by persons in substantially the same proportion as their ownership of the Company immediately prior to such sale, or the approval by the Company's stockholders, in accordance with the requirements of applicable law, of any plan or proposal for the liquidation or dissolution of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means the committee appointed by the Board pursuant to Section 3.

                  "Common Stock" means the Company's Common Stock, par value $.01, either currently existing or authorized hereafter.

                  "Company" means Inveresk Research Group, Inc., a Delaware corporation.

                  "Disability" means, unless otherwise provided by the Committee in the Optionee's Award Agreement, a disability which renders the Optionee incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.

                  "Embedded Value" means, with respect to any Option, as of any date, the excess of (i) the Option Price then in effect over (ii) the Fair Market Value on that date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Options" means all Options granted pursuant to
Section 4(a) of the Plan.

                  "Fair Market Value" means, as of any date, the value of a Share determined as follows: (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of each Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) on such exchange or system on the last trading day preceding the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; and (iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

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                  "Incentive Stock Option" means an "incentive stock option"
within the meaning of Section 422(b) of the Code.

                  "Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

                  "Old Inveresk Option" means each option to subscribe for ordinary shares or B ordinary shares of Inveresk Research Group Limited that is outstanding immediately prior to the time Inveresk Research Group Limited becomes a wholly-owned subsidiary of the Company.

                  "Old Inveresk Optionee" means each person who is a holder of Old Inveresk Options immediately prior to the time Inveresk Research Group Limited becomes a wholly-owned subsidiary of the Company.

                  "Option" means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

                  "Optionee" means a person to whom an Option is granted pursuant to the provisions of this Plan and, except where the context requires otherwise, includes, the Successors of any such person.

                  "Option Price" means, with respect to any Option, the exercise price per Share.

                  "Plan" means this 2002 Stock Option Plan, as it may from time to time be amended.

                  "Retirement" means, unless otherwise provided by the Committee in the Optionee's Award Agreement, the voluntary termination of employment (or other termination of service, in the case of a consultant) of an Optionee on or after the Optionee's attainment of age 65.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means shares of Common Stock of the Company.

                  "Subsidiary" means any corporation (other than the Company) that is a "subsidiary corporation" with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a "parent corporation" with respect to the Company under Section 424(e) of the Code.

                  "Successor" means, with respect to any Optionee who has died, the legal representative of the estate of the person or persons who acquire the right to exercise an Option by bequest or inheritance or otherwise by operation of law.

                  2. Approval; Effective Date; Termination.

                  The effective date of the Plan is the date on which the Company's Registration Statement on Form S-1 (File No. 333-85356) is declared effective by the United States Securities and Exchange Commission, subject to approval by the stockholders of the Company. The Plan shall terminate on, and no Option shall be granted hereunder on or after, the tenth anniversary of the effective date of the Plan; provided, however, that the Board may terminate the Plan at any time prior to that date.

                  3. Administration of Plan.

                  The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of at least two individuals each of whom shall be a "non-employee director" as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b-3") under

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the Exchange Act and shall, at such times as the Company is subject to Section
162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Options), qualify as "outside directors" for purposes of Section 162(m) of the Code. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

                  4. Eligibility and Grant of Options; Committee Authority.

                  (a) The Company shall grant Options to each Old Inveresk Optionee, against and in consideration of the cancellation of all Old Inveresk Options held by such Old Inveresk Optionee. The Exchange Options so granted in the aggregate shall confer on the Old Inveresk Optionee, to the extent reasonably practicable in the circumstances, substantially the same economic and other rights as were provided under the Old Inveresk Options that are so cancelled, and otherwise shall contain provisions not inconsistent with the Plan, all as determined by the Committee in its sole discretion.

                  (b) Subject to the provisions of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements: (i) authorize the granting of Options to employees, officers and consultants of the Company and its Subsidiaries; (ii) determine and designate from time to time those employees, officers and consultants of the Company and its Subsidiaries to whom Options are to be granted and the number of Shares to be optioned to each employee, officer and consultant; (iii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iv) determine the time or times when and the manner and condition on which each Option shall be exercisable and the duration of the exercise period; and (v) determine or impose other terms or conditions to the grant or exercise of Options under the Plan as it may deem appropriate; provided, that, notwithstanding anything to the contrary in the Plan, Options shall not be granted to consultants in the United Kingdom unless the Committee expressly determines otherwise. In determining the eligibility of an employee, officer or consultant to receive an Option, as well as in determining the number of Shares to be optioned to any employee, officer and consultant, the Committee may consider the position and responsibilities of the employee, officer or consultant, the nature and value to the Company of the employee's, officer's or consultant's services and accomplishments whether directly or through its Subsidiaries, the employee's, officer's or consultant's present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. The Optionee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of the Plan and the Award Agreement. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from an Optionee or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Delaware law. The Committee shall designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option.


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                  5. Number of Shares Subject to Options.

                  (a) Subject to adjustments pursuant to Section 16, Options with respect to an aggregate of no more than 5,365,589 Shares may be granted under the Plan; provided, however, that Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option may be the subject of the grant of further Options. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

                  (b) The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

                  6. Option Price.

                  The Option Price in respect of each Option shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement in respect of that Option, as amended from time to time; provided, however, that, unless otherwise determined by the Committee and with the exception of Exchange Options, the Option Price with respect any particular Award Agreement shall in no event be less than 100% of the Fair Market Value of a Share on the day the Option is granted. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option. The Option Price with respect to each Incentive Stock Option shall not be less than 100% (or 110%, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners)) of the Fair Market Value of a Share on the day the Option is granted.

                  7. Period of Option and Vesting.

                  (a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term (which may be shorter, but not longer, in the case of Incentive Stock Options) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

                  (b) Each Option, to the extent that there has been no termination of the Optionee's employment (or other service, if applicable) and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Optionee's employment or other service with the Company and its Subsidiaries has terminated before the time at which such Option would otherwise have become exercisable, and any Option that would otherwise become exercisable after such termination shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 7(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee's Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee's death, may be exercised by the Successors of the Optionee.


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                  8. Exercisability Upon and After Termination of Optionee.

                  (a) Unless otherwise provided in the Award Agreement, if the Optionee's employment (or other service, if applicable) with the Company and its Subsidiaries is terminated other than (i) by voluntary resignation of the Optionee, (ii) by termination by the Company for Cause, or (iii) by termination by reason of death, Retirement or Disability, the Option may be exercised (but only to the extent the Option otherwise was exercisable on the date of termination) until the earlier of (i) three months from the date of termination of employment or (ii) the date on which the term of the Option expires in accordance with Section 7.

                  (b) Unless otherwise provided in the Award Agreement, if the Optionee's employment with the Company and its Subsidiaries terminates due to the death, Retirement or Disability of the Optionee, the Option may be exercised (but only to the extent the Option otherwise was exercisable on the date of termination) until the earlier of (i) one year from the date of termination of employment (or other service, if applicable) of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 7.

                  (c) Notwithstanding any other provision of this Plan, unless otherwise specifically provided in the Award Agreement, if (i) the Optionee's employment is terminated by the Company or any of its Subsidiaries for Cause or
(ii) the Optionee terminates his employment with the Company and its Subsidiaries (other than on account of death, Retirement or Disability) the Optionee's Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be deemed cancelled.

                  9. Exercise of Options.

                  (a) Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

                  (b) Without limiting the scope of the Committee's discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

                  (c) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of
Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

                  (d) The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

                  (i) a certified or bank cashier's check;

                  (ii) the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the

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Committee in its discretion, if such a program has been established and provided the Optionee is eligible to participate therein;

                  (iii) if approved by the Committee in its discretion, Shares of previously owned Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price, which Common Stock was owned by the Optionee at least six months prior to such delivery;

                  (iv) if approved by the Committee in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

                  (v) by surrendering Options in exchange for Shares having an aggregate Fair Market Value on the date of the surrender equal to the aggregate Embedded Value on that date of the Options so surrendered; or

                  (vi) by any combination of such methods of payment or any other method as the Committee in its discretion may approve.

                  (e) The Committee, in its discretion, may also permit the Optionee to elect to exercise an Option by delivering to the Company a combination of Shares and cash with an aggregate Fair Market Value equal to the applicable Option Price, as determined as of the day the Option is exercised.

                  (f) Except in the case of Options exercised by certified or bank cashier's check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

                  (g) The Committee may provide that no Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee's exercise that is accepted by the Company shall in the discretion of the Committee be paid in cash.

                  10. Tax Withholding.

                  The Committee may, in its discretion, require the Optionee to pay to the Company at the time of exercise of any Option the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise. Upon exercise of the Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate. Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Optionee's satisfaction of any tax-withholding requirements imposed by the Committee in its discretion shall be a condition precedent to the Company's obligation, as may otherwise be provided hereunder, to provide Shares to the Optionee,

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and the failure of the Optionee to satisfy such requirements with respect to the exercise of an Option shall cause such Option to be forfeited.

                  11. Exercise by Successors.

                  An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

                  12. Nontransferability of Option.

                  Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.

                  13. Regulations and Approvals.

                  (a) The obligation of the Company to sell Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options.

                  (c) Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

                  (d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act and any other applicable law, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

                  14. Administrative Rules; Interpretation.

                  The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing,

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the Committee may (i) determine (A) the conditions under which an Optionee will be considered to have retired or become disabled and (B) whether any Optionee has done so; (ii) establish or assist in the establishment of a program (which need not be administered in a nondiscriminatory or uniform manner) under which the Company or a third party may make bona-fide loans on arm's-length terms to any or all Optionees to assist such Optionees with the satisfaction of any or all of the obligations that such Optionees may have hereunder or under which third-party sales may be made for such purpose (including, without limitation, a loan program under which the Company or a third party would advance the aggregate Option Price to the Optionee and be repaid with Option stock or the proceeds thereof and a sale program under which funds to pay for Option stock are delivered by a third party upon the third party's receipt from the Company of stock certificates); (iii) determine the extent, if any, to which Options or Shares shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (iv) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, and (v) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any Option, may exercise its discretion hereunder at the time of the award or thereafter.

                  15. Amendments.

                  The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect an Optionee with respect to Options previously granted unless such amendments are in connection with compliance with applicable laws; provided that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained. Without limiting the generality of the foregoing, the Committee may (subject to such considerations as may arise under Section 15 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the Plan, to take into account the provisions of
Section 162(m) of the Code.

                  16. Changes in Capital Structure.

                  (a) If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, then the Committee may forthwith take any such action as in its judgment shall be necessary to maintain the Optionees' rights hereunder (including under the Award Agreements) so that they are substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under
Section 5 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares or other property subject to Options, (y) the Option Price, and (z) the number and kind of shares available under Section 5. To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to outstanding Options, the number of Shares (or units) available under Section 5 shall be increased or decreased, as the case may be, proportionately, as may be provided by Committee in its discretion.

                  (b) If a Change in Control shall occur, then the Committee as constituted immediately before the Change in Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control (including, without limitation, the substitution of stock, cash or other property for the Shares otherwise issuable on exercise of Options, the acceleration of the exercisability of Options or substitution of cash or other property for any Option).

                  (c) The judgment of the Committee with respect to any matter referred to in this Section 16 shall be conclusive and binding upon each Optionee without the need for any amendment to the Plan.Notices.

                  17. Notices

                  All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Optionee, shall be delivered personally, sent by facsimile transmission or mailed to the Optionee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 17.

                  18. Rights as Stockholder.

                  Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of death shall have any rights of a stockholder with respect to the Shares subject to an Option, except to the extent that a certificate for such Shares shall have been issued upon the exercise of the Option as provided for herein.

19. Rights to Employment. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate the individual's employment or other service at any time.

                  20. Exculpation and Indemnification.

                  The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

                  21. Non-U.S. Employees

                  Without amending the Plan, the Committee may grant Options to eligible employees and consultants who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company or its Subsidiaries operates or has employees.

                  22. Captions.

                  The use of captions in this Plan is for convenience. The captions are not intended to and do not provide substantive rights.

                  23. Severability.

                  The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

                  24. Governing Law.

                  THE PLAN SHALL BE GOVERNED BY THE LAWS OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP
C H A N C E




                  THE INVERESK APPROVED EXECUTIVE SHARE OPTION
                                     SCHEME




     A sub-plan of the Inveresk Research Group, Inc. 2002 Stock Option Plan



                                                     IR Reference:
                                                     Date Approved:

                                    CONTENTS

RULE                                                                        PAGE
1.     Definitions And Interpretation..................................        1

2.     Eligibility.....................................................        2

3.     Grant Of Options................................................        3

4.     Limits..........................................................        3

5.     Exercise Of Options.............................................        4

6.     Takeover, Reconstruction, Winding-Up, Demerger Etc..............        5

7.     Adjustment Of Options...........................................        6

8.     Alterations.....................................................        7

9.     Miscellaneous...................................................        7

1.       DEFINITIONS AND INTERPRETATION

1.1      In this Scheme, unless the context otherwise requires:-

         "AWARD AGREEMENT" means a written agreement entered into by the Company and the Participant recording the terms on which an option has been granted;

         "THE BOARD" means the board of directors of the Company or a committee appointed by them;

         "CAUSE" means, with respect to any Participant, unless otherwise provided in the Participant's Award Agreement, conduct that is determined by the Board in good faith to fall within one or more of the following categories: (i) engaging in wilful or gross misconduct or neglect in the conduct of the Participant's employment obligations,
         (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written polices and practices of the Company or its Subsidiaries or its affiliates, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company or its Subsidiaries, or any affiliate thereof, (iv) fraud, misappropriation or embezzlement, (v) a material breach of the Participant's employment agreement (if any) with the Company or its Subsidiaries or its affiliates, (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant or (vii) any illegal act detrimental to the Company or its Subsidiaries or its affiliates.

         "THE COMPANY" means Inveresk Research Group, Inc., a Delaware corporation;

         "DISABILITY" means, unless otherwise provided by the Board in the Participant's Award Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period;

         "THE GRANT DATE" in relation to an option means the date on which the option was granted;

         "GROUP MEMBER" means:

         1.1.1 a Participating Company or a body corporate which is (within the meaning of section 736 of the U.K. Companies Act 1985) the Company's holding company or a subsidiary of the Company's holding company;

         1.1.2 a body corporate which is (within the meaning of section 258 of the U.K. Companies Act of 1985) a subsidiary undertaking of a body corporate within paragraph 1.1.1 above and has been designated by the Board for this purpose; or

         1.1.3 any other body corporate in relation to which a body corporate within paragraph 1.1.1 or 1.1.2 above is able (whether directly or indirectly) to exercise 20% or more of its equity voting rights and has been designated by the Board for this purpose.

         "PARTICIPANT" means a person who holds an option granted under this Scheme;

         "PARTICIPATING COMPANY" means the Company or any Subsidiary;

         "PLAN" means the Inveresk Research Group, Inc. 2002 Stock Option Plan;

         "RETIREMENT" means, unless otherwise provided by the Board in the Participant's Award Agreement, the voluntary termination of employment of a Participant on or after the Participant's attainment of age 65;

         "SCHEDULE 9" means Schedule 9 to the Taxes Act 1988;

         "SUBSIDIARY" means any corporation (other than the Company) that is a "subsidiary" corporation with respect to the Company under Section 424(f) of the U.S. Internal Revenue Code of 1986 as amended and of which the Company has control (within the meaning of section 840 of the Taxes Act 1988);

         "THE TAXES ACT 1988" means the U.K. Income and Corporation Taxes Act 1988;

         and expressions not otherwise defined in this Scheme have the same meanings as they have in Schedule 9, and if not defined in Schedule 9, the same meanings as they have under the Plan.

1.2 Any reference in this Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3 Expressions in italics are for guidance only and do not form part of this Scheme.

2.       ELIGIBILITY

2.1 Subject to Rule 2.3, a person is eligible to be granted an option if (and only if) he is a full-time director or qualifying employee of a Participating Company. An option may not be granted to a consultant of a Participating Company.

2.2      For the purposes of Rule 2.1:

         2.2.1 a person shall be treated as a FULL-TIME DIRECTOR of a Participating Company if he is obliged to devote to the performance of the duties of his office or employment with that and any other Participating Company not less than 25 hours a week;

         2.2.2 a QUALIFYING EMPLOYEE, in relation to a Participating Company, is an employee of the Participating Company (other than one who is a director of a Participating Company).

2.3 A person is not eligible to be granted an option at any time when he is not eligible to participate in this Scheme by virtue of paragraph 8 of
         Schedule 9 (material interest in a close company).

3.       GRANT OF OPTIONS

3.1 Subject to Rules 3.4 and 4, the Board may grant (by executing the Award Agreement) an option to acquire shares in the Company which satisfy the requirements of paragraphs 10 to 14 of Schedule 9 (fully paid up, unrestricted, ordinary share capital), upon the terms set out in this Scheme and upon such other objective terms as the Board may specify, to any person who is eligible to be granted an option in accordance with Rule 2; and for this purpose an option to acquire includes an option to purchase and an option to subscribe.

3.2 The price at which shares may be acquired by the exercise of an option shall be determined by the Board before its grant, but shall not be less than:

         3.2.1 the market value (within the meaning of Part VIII of the U.K. Taxation of Chargeable Gains Act 1992) of shares of that class, as agreed in advance for the purposes of this Scheme with the Shares Valuation Division of the Inland Revenue, on the Grant Date (or such other day as may be agreed with the Inland Revenue);

         3.2.2 100% of the Fair Market Value on the day the option is granted; and

         3.2.3 in the case of an option to acquire shares only by subscription, the par value of those shares.

3.3 Subject to Rule 3.4, an option may only be granted at any time permitted under the Plan but not later than the tenth anniversary of the effective date of the Plan.

3.4      An option granted to any person:

         3.4.1 shall not, except as provided in Rule 5.4, be capable of being transferred by him; and

         3.4.2    shall lapse forthwith if he is adjudged bankrupt.

3.5 The Award Agreement shall specify the time or times when the option shall be exercisable and contain such other terms as shall be determined by the Board.

4.       LIMITS

4.1 No person shall be granted options which would, at the time they are granted, cause the aggregate market value of the shares which he may acquire in pursuance of options granted to him under this Scheme or under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or by any associated company of the Company (and not exercised) to exceed or further exceed L30,000 (or such other limit as may from time to time be imposed by Schedule 9).

4.2 For the purposes of this Rule 4, the market value of the shares in relation to which an option was granted shall be calculated:

         4.2.1 in the case of an option granted under this Scheme, as on the day by reference to which the price at which shares may be acquired by the exercise of that option was determined in accordance with Rule 3.2;

         4.2.2 in the case of an option granted under any other approved scheme, as at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 29 of Schedule 9, such earlier time or times as may be provided in the agreement; and

         4.2.3 in the case of any other option, as on the day or days by reference to which the price at which shares may be acquired by the exercise of that option was determined.

4.3 Any option granted under this Scheme shall be limited and take effect so that the above limits are complied with.

5.       EXERCISE OF OPTIONS

5.1 The exercise of any option shall be effected in the form and manner prescribed by the Board and, unless the Board determines otherwise, any notice of exercise shall take effect only when received by the Company together with the relevant exercise monies or an agreement to provide such monies pursuant to arrangements acceptable to the Company.

5.2 Each option, to the extent that there has been no termination of the Participant's employment and the option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Board at the time of grant. Unless otherwise provided in the Award Agreement or herein, no option (or portion thereof) shall ever be exercisable if the Participant's employment with a Group Member terminated before the time at which such option would otherwise have become exercisable, and any option that would otherwise become exercisable after such termination shall not become exercisable and shall be forfeited upon such termination. Upon and after the death of a Participant, such Participant's options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Participant's death, may be exercised by the personal representatives of the Participant.

5.3 Unless otherwise provided in the Award Agreement, if the Participant's employment with a Group Member is terminated other than (i) by voluntary resignation of the Participant, (ii) by termination by the Company for Cause, or (iii) by termination by reason of death, Retirement or Disability, the option may be exercised (but only to the extent the option otherwise was exercisable on the date of termination) until the earlier of (i) three months from the date of termination of employment or (ii) the date on which the term of the option expires in accordance with this Rule.

5.4 Unless otherwise provided in the Award Agreement, if the Participant's employment with a Group Member terminates due to the death, Retirement or Disability of the Participant, the option may be exercised (but only to the extent the option otherwise was exercisable on the date of termination) until the earlier of (i) one year from the date of termination of employment of the Participant, or (ii) the date on which the term of the option expires in accordance with this Rule.

5.5 Notwithstanding any other provision of this Scheme, unless otherwise specifically provided in the Award Agreement, if (i) the Participant's employment is terminated by a Group Member for Cause or (ii) the Participant terminates his employment with a Group Member (other than on account of death, Retirement or Disability) the Participant's options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be deemed cancelled.

5.6 Notwithstanding any provision of this Scheme, an option may not be exercised after the expiration of the period of 10 years (or such shorter period as the Board may have determined before the grant of that option) beginning with the Grant Date.

5.7 If at any time the shares subject to an option cease to satisfy the requirements of paragraphs 10 to 14 of Schedule 9:

         5.7.1 for the avoidance of doubt, an option may be exercised notwithstanding that fact (but subject to the other provisions of this Scheme); and

         5.7.2 the Company shall forthwith notify the Inland Revenue (which may withdraw the Scheme's approval under Schedule 9).

5.8 A Participant shall not be eligible to exercise an option at any time when he is not eligible to participate in this Scheme by virtue of paragraph 8 of Schedule 9 (material interest in close company).

5.9 Within 30 days after an option has been exercised by any person, the Board shall issue to him (or a nominee for him) or, as appropriate, procure the transfer to him (or a nominee for him) of the number of shares in respect of which the option has been exercised.

5.10 All shares issued under this Scheme shall rank equally in all respects with the shares of the same class then in issue except for any rights attaching to such shares by reference to a record date prior to the date of the issuance.

6.       TAKEOVER, RECONSTRUCTION, WINDING-UP, DEMERGER ETC

6.1 If any person obtains control of the Company (within the meaning of section 840 of the Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained control makes such an offer or there is a merger of the Company with another company, the Board shall within 7 days of becoming aware of such event notify every Participant of it and, subject to Rules 5.2, 5.3, 5.4, 5.5 and 5.6, any option may be exercised (but only to the extent the option otherwise was exercisable on the date of such event) within one month (or such longer period as the Board may permit) of such notification, but to the extent it is not exercised during that period shall (notwithstanding any other provision of this Scheme) lapse on the expiration of that period.

6.2      If any company ("the acquiring company"):

         6.2.1    obtains control of the Company as a result of making:

                  (a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

                  (b) a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under this Scheme, or

         6.2.2 obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under a statutory procedure, or

         6.2.3 becomes bound or entitled to acquire shares in the Company under statutory compulsory acquisition provisions,

                  any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of Schedule 9), by agreement with the acquiring company, release any option which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or
                  (c) of Schedule 9).

6.3 The new option shall not be regarded for the purposes of Rule 6.2 as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 are satisfied, but so that the provisions of this Scheme shall for this purpose be construed as if:

         6.3.1 the new option were an option granted under this Scheme at the same time as the old option;

         6.3.2 except for the purposes of the definitions of "Group Member", "Participating Company" and "Subsidiary" in Rule 1.1 and the reference to "the Board" in Rule 5.6, the expression "the Company" were defined as "a company whose shares may be acquired by the exercise of options granted under this Scheme".

7.       ADJUSTMENT OF OPTIONS

7.1 Subject to Rule 7.3, in the event of any variation of the share capital of the Company, the Board may make such adjustments as it considers appropriate under Rule 7.2.

7.2 An adjustment made under this Rule shall be to one or more of the following:

         7.2.1 the number of shares in respect of which any option may be exercised;

         7.2.2 the price at which shares may be acquired by the exercise of any option;

         7.2.3 where any option has been exercised but no shares have been issued or transferred pursuant to such exercise, the number of shares which may be so issued or transferred and the price at which they may be acquired.

7.3      At a time when this Scheme is approved by the Inland Revenue under
         Schedule 9, no adjustment under Rule 7.2 shall be made without the prior approval of the Inland Revenue.

8.       ALTERATIONS

8.1 The Board may at any time alter this Scheme, or the terms of any option granted under it (having regard to the fact that, if an alteration is made at a time when this Scheme is approved by the Inland Revenue under
         Schedule 9, the approval will not thereafter have effect unless and until the Inland Revenue have approved the alteration).

9.       MISCELLANEOUS

9.1 The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in this Scheme or any right which he may have to participate in it, and an individual who participates in it shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under this Scheme as a result of such termination.

9.2 In the event of any dispute or disagreement as to the interpretation of this Scheme, or as to any question or right arising from or related to this Scheme, the decision of the Board shall be final and binding upon all persons.

9.3 Any notice or other communication under or in connection with this Scheme may be given either:

         9.3.1 by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment; or

         9.3.2 in an electronic communication to an address for the time being notified for the purpose to the person giving the notice.

9.4 This Scheme and all options granted under it shall be governed by and construed in accordance with the law of Scotland.